UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2008

Borland Software Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8303 N. MoPac Expressway, Suite A-300, Austin, Texas		78759
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 340-2200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment No. 1 to Form 8-K is being filed by Borland Software Corporation (the "Company") to update Item 5.02 of the Form 8-K filed by the Company on August 7, 2008. The Form 8-K disclosed the resignation of David Packer, the former Senior Vice President of Worldwide Field Operations and the appointment of Rich Novak as the new Senior Vice President of Worldwide Field Operations.

This Amendment to Form 8-K provides information on the Separation Agreement entered into by the Company and Mr. Packer on August 15, 2008, which was Mr. Packer's last day of employment with the Company.

The Separation Agreement provides for payment by the Company to Mr. Packer of any outstanding accrued salary and paid time off and it entitles Mr. Packer to severance, consisting of (i) a lump sum payment of $150,000, which is equal to 26 weeks of Mr. Packer's base salary, (ii) payment of $150,000, representing 100% of Mr. Packer's bonus under the Company's 2008 Incentive Compensation Program for the first half of 2008; and (iii) health insurance through the end of August 2008. Mr. Packer also agreed to release the Company from any actual or potential legal claims.

The description of the Separation Agreement in this Item 5.02 is qualified in its entirety by reference to the Employment Offer Letter and Addendum attached hereto as Exhibit 10.87.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borland Software Corporation

August 19, 2008	By:	/s/ Gregory J. Wrenn

Name: Gregory J. Wrenn
Title: SVP, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.87	Separation Agreement between Borland Software Corporation and David Packer, executed August 15, 2008